UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5-19-15

NGFC EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-192590	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

45 Almeria Avenue Coral Gables, Florida 33134
(Address and Zip Code of principal executive offices)

(305) 865-8193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

NGFC Equities, Inc. is forming a 55% owned subsidiary entitled “Vanguard Energy Inc,” a California Corporation with an individual Michael Alexander Laub as the 45% owner.  Vanguard Energy Inc. will be based at 924 Calle Negocio Unit B, San Clemente, CA 92673.  Also we have appointed Charlotte Brown as Vice President of Strategy and Operations and Kazuko Kusunoki as Vice President of Administration of NGFC Equities, Inc. effective May 18, 2015. The Company is filing this 8-K to clarify the nature of the aforementioned current events.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to NGFC Equities, Inc., unless the context requires otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2015 as agreed by the Board of Directors NGFC Equities, Inc., (“NGFC”) we formed a 55% owned subsidiary in the State of California entitled “Vanguard Energy Inc” (VE), a California Corporation with an individual Michael Alexander Laub (ML) as the 45% owner.  Mr. Laub will be the Chairman of the Board, the Chief Executive Officer and the President of VE and Andrew Weeraratne the Chief Executive Officer of NGFC Equities, Inc. will work as the Chief Financial Officer of VE until a new CFO is recruited.  Vanguard Energy Inc, will be based at 924 Calle Negocio Unit B, San Clemente, Ca 92673.  NGFC will issue Michael Laub 100,000 Class A registered common shares of NGFC Equities, Inc., that we are currently registered to sell as a sign up bonus.

Copies of Articles on Incorporation of Vanguard Energy Inc. and the agreement between NGFC and Mr. Laub and a Management Agreement NGFC signed with Michael Laub with reference to him managing VE are attached as exhibits 10-3, 10-4 and 10-5 to this current report on Form 8-K.

Mr. Laub began his carrier in the Real Estate industry as a Licensed Loan Officer in 1988. He earned his lending “Brokers” License and established his first real estate brokerage office in Southern California in 1990. His real estate practice grew to include real estate sales offices. Both managed by Mr. Laub till 2008.

After a successful 20 year career in the real estate industry, Mr. Laub looked for new business challenges directed toward the “clean energy” sector. Recognizing the substantial cost savings in operating Compressed Natural Gas (“CNG”) fueled vehicles, vs Gasoline vehicles, was his catalyst. Michael began buying CNG vehicles and selling them to friends and associates across the country. That experience and the healthy demand he witnessed for CNG vehicles led him to search for conversion kits to convert gasoline+diesel vehicles to run on CNG. From early on Mr. Laub focused on quality CNG conversion systems, especially on safe, finely tuned CNG conversions. Soon Mr. Laub realized the necessity to educate the automobile technicians on proper and safe installation and maintenance practices. Thus he began a company entitled “CNG United LLC,” his own Alternative Fuels safety & education company. He still manages CNG United, and utilizes this company to conduct vehicle conversions and safety training classes nationally on a regular basis.  CNG United also sells conversion systems, CNG parts & accessories to CNG United national network of CNG technician graduates, as well as corporate fleets and municipalities. You can learn more about CNG United, LLC at:  www.cngunited.com

Vanguard Energy Inc. will focus on buying established gasoline stations and adding Natural Gas (NG) bays along with conversion garages to convert vehicles to run on NG. VE plans to expand that operation nationwide in joint venture “Franchise” opportunity with mechanics whom Mr. Laub already has built relationships. Also VE will look into setting up used car sales lots where VE plans to sell converted hybrid NG vehicles.

Vanguard Energy Inc. Corporate Structure

The maximum number of shares that VE shall be authorized to issue and have outstanding at any one time shall be Three Hundred Million (300,000,000) shares of which (1) 260,000,000 shares have been designated as Class A Common Stock, par value $.0001 per share, (2) 30,000,000 shares have been designated as Class B Common Stock, par value $.0001 per share, and (3) 10,000,000 shares of Preferred Stock, par value of $.0001 per share.

The Class A Common Stock shall be designated as follows:

1.

Designation and Number of Shares.  The Class A Common Stock shall be designated “Class A Common Stock” of a par value of $.0001 each, and the number of shares constituting the Class A Common Stock shall be 260,000,000 shares.

2.

Voting Rights.  The holders of Class A Common Stock shall be entitled to one vote per share.

3.

Dividends.  Holders of Class A Common Stock shall be entitled to dividends as shall be declared by the Corporation’s Board of Directors from time to time.

The Class B Common Stock shall be designated as follows:

1.

Designation and Number of Shares.  The Class B Common Stock shall be designated “Class B Common Stock” of a par value of $.0001 each, and the number of shares constituting the Class B Common Stock shall be 30,000,000 shares.

2.

Voting Rights.  Each share of Class B Common Stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A Common Stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together as a single class with holders of Class A Common Stock with respect to any question or matter upon which holders of Class A Common Stock have the right to vote.  Class B Common Stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law.

3.

Dividends.  Holders of Class B Common Stock shall be entitled to dividends as shall be declared by the Corporation’s Board of Directors from time to time at the same rate per share as the Class A Common Stock.

4.

Conversion Rights.  The holders of the Class B Common Stock shall have the rights to convert Class B Common Stock into shares of Class A Common Stock. However, Class A Common Stock will not have the right to convert Class A Common Stock to Class B Common Stock.

At the inception of VE our Company will own 4,000 0000 Class A common Stock and 1,500,000 Class B Common Stock and Michael Laub will own 3,000,000 Class A Common Stock and 1,500,000 Class B Common Stock.

Description of Business, Principal Products, and Market Opportunity

NGFC Equities, Inc. was incorporated in the State of Florida on October 2, 2013 as “Natural Gas Fueling and Conversion Inc.” We changed our name to NGFC Equities, Inc. on January 26, 2015 to better reflect our strategy of diversification. At a Board of Directors meeting held on February 16, 2015, the Company chose to diversify its operations by adding two additional divisions to its original business strategy to set up three divisions as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

As part of this change in our strategy, the Company acquired 55% of ECI-LATAM INC. (“ECIL”), a company incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECIL also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECIL sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

At an ECIL Board of Directors meeting held on May 6, 2015, ECIL Board approved to set up a new division at ECIL entitled “Animal Health Division,” and appoint Dragana Jovic as the Vice President Animal Health Division. This division will focus only on manufacturing, marketing and distributing an infection healing cream for dairy animals that Dragana has invented and that is currently being used in her native Serbia.

Vanguard Energy Inc., was formed to focus on Energy and Retail Division. VE will focus on acquiring currently operating gasoline service stations with convenience stores and add garages to convert vehicles to run on natural gas and also add natural gas bays in each those stations to fill their natural gas vehicles. We may also add other divisions to this strategy. We also plan to set up used car lots where people can shop for hybrid gasoline and NG vehicles. We plan to set up our own franchise network where we will have a well trained staff operating these stations in joint venture with us or as independent franchisees. In order to carry on with this strategy we need to find capital and a marketing team. There is no assurance at this time we will be able to find either of those.

The Market for Vehicle Fuels

According to the U.S. Department of Energy’s Energy Information Administration (“EIA”), Americans used about 366 million gallons per day of gasoline in 2012. With about 305 million people in the United States, that equals more than a gallon of gasoline every day for each person. The United States, however, does not produce enough crude oil to create all of the gasoline used by U.S. motorists. Only about 40% of the crude oil used by U.S. refineries is produced in the United States, the rest is imported from other countries.

Additionally, according to the EIA, gasoline is the predominant fuel used by most passenger vehicles in the United States today. There are approximately 254 million vehicles that use gasoline, and on average each vehicle travels approximately 11,600 miles per year. Currently, there are about 162,000 fueling stations that provide refueling services for these consumers.

In recent years, domestic prices for gasoline and diesel fuel have increased significantly, largely as a result of higher crude oil prices in the global market and limited refining capacity. Crude oil prices have been affected by increased demand from developing economies such as China and India, global political issues, weather-related supply disruptions and other factors. Industry analysts believe that crude oil producers will continue to face challenges to find and produce crude oil reserves in quantities sufficient to meet growing global demand, and that the costs of finding crude oil will increase. Some analysts predict that crude oil prices will remain at high levels compared to historical standards. Limited domestic refining capacity is also expected to continue to impact gasoline and diesel prices.

We believe that crude oil, gasoline and diesel fuel prices that are high relative to historical averages, combined with increasingly stringent federal, state and local air quality regulations, create a favorable market opportunity for alternative vehicle fuels in the United States. NG as an alternative fuel has been widely used for many years in other parts of the world such as in Europe and Latin America, based on the number of NG vehicles in operation in those regions. According to the Alternative Fuels Data Center of the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy (the “OEE”), there are approximately 112,000 NG powered vehicles currently in the United States and approximately 14.8 million NG powered vehicles worldwide.

According to corporate website of Cummins Westport Inc. (“Cummins”), a worldwide leader in the design, engineering and marketing of automotive natural gas engines for commercial transportation applications such as truck and buses, there are approximately 1,200 CNG fueling stations in the United States, compared to approximately 164,292 gasoline fueling stations in the United States as of 2007, according to the OEE’s website.

Natural Gas as an Alternative Fuel for Vehicles

According to the OEE, the number of gasoline stations in the United States has been declining since 1994, when there were over 200,000 stations nationwide. Apart from a one year increase in 2005, the numbers of stations continued to decline again with a loss of more than 3,000 stations from 2006 to 2007. We believe this is primarily the result of consolidation of the industry and the advent of alternative fuels and green initiatives.

We believe that NG is an attractive alternative to gasoline and diesel for vehicle fuel in the United States because it is cheaper, cleaner and safer than gasoline or diesel. In addition, almost all NG consumed in the United States and Canada is produced from U.S. and Canadian sources. According to the EIA’s projections, U.S. total NG consumption will grow from 24.4 trillion cubic feet in 2011, to 29.5 trillion cubic feet by 2040.

NG vehicles use internal combustion engines similar to those used in gasoline or diesel powered engines. A natural gas vehicle uses airtight storage cylinders to hold CNG or LNG, specially designed fuel lines to deliver NG to the engine. NG fuels have higher octane content than gasoline or diesel, and the acceleration and other performance characteristics of NG vehicles are similar to those of gasoline or diesel powered vehicles of the same weight and engine class. NG vehicles, whether they run on CNG or LNG, are refueled using a hose and nozzle that makes an airtight seal with the vehicle’s gas tank. For heavy-duty vehicles, NG versions operate more quietly than diesel powered vehicles.

Almost any current make or model passenger car, truck, bus or other vehicle is capable of being manufactured or modified to run on NG. However, in North America, only a limited number of models of NG vehicles are available. Only Honda offers a factory built NG passenger vehicle, a version of its Civic 4-door sedan called the GX. A limited number of other passenger vehicles and light-duty trucks are available through small volume manufacturers. These manufacturers offer current model vehicles made by others that they have been modified to use NG and which have been certified to meet federal and state emissions and safety standards. Some GM and Ford models are now certified, including the Ford Crown Victoria, Ford E Van and GM Savanna/Express Van. Modifications involve removing the gasoline storage and fuel delivery system and replacing it with high pressure fuel storage cylinders and fuel delivery lines.

Currently, heavy-duty NG vehicles are manufactured by traditional original equipment manufacturers. These manufacturers offer some of their standard model vehicles with NG engines and components, which they make or purchase from engine manufacturers. Cummins and Deere & Company (John Deere) manufacture NG engines for medium and heavy-duty fleet applications, including transit buses, refuse trucks, delivery trucks and street sweepers

Anticipated Future Trends

Although the gasoline prices have gone down drastically in the last few months, due to increase in future supply of NG, we expect NG prices to stay below the prices of gasoline and diesel in the future, making it more attractive for consumers to use NG powered vehicles. We also expect global governments to continue moving forward, encouraging the use of NG as an alternative fuel and continue to give both direct and indirect subsidies in the form of tax credits to encourage use of natural gas. We also expect the EPA to make the process of conversion of vehicles to NG to be less stringent as this technology develops further and as the benefits of using NG becomes more readily apparent.

Environmental Conditions and NG Consumption

Due to tremendous decades of growth in emerging nations, the world is quickly becoming polluted. According to a study conducted by Cornell University, examining more than 120 published papers on the effects of population growth, malnutrition and various kinds of environmental degradation on human diseases, pollution has become the number one enemy of the population in many emerging nations, with air, water and soil pollution contributing to malnourishment, diseases and deaths to approximately 3.7 billion people.

According to the same study, air pollution from smoke and various chemicals kills three million people a year. Governments in emerging nations are now encouraging entrepreneurs to come up with ways to reduce carbon emissions and carbon footprints, often working even as venture capital partners through their state-owned investment funds. Such cooperation from the governments, we believe, may enable the Company to expand our planned operations to several emerging nations.

Business Opportunity

According to the EIA, NG represents 24% of the energy consumed in the USA. They project that the percentage of NG usage will increase to approximately 28% by 2020, and in the event the United States adopts Kyoto Protocol’s (an international agreement linked to the United Nations Framework Convention on Climate Change, which commits its parties by setting internationally binding emission reduction targets) requirements to reduce carbon by 7% from their 1990 levels by 2012, the EIA projects that in 2020 that usage percentage could be between 6-10% higher in the United States alone.

According to the EIA, these increases are projected because the emission of greenhouse gases is much lower with the consumption of NG relative to other fossil fuel consumption because of, among others, the following reasons:

·	NG, when burned, omits lower quantities of greenhouse gases and other pollutants;

·	NG is more easily fully combusted and NG contains fewer impurities than any other fossil fuel;

·	NG, is an abundant U.S. natural resource, that rebuilds and renews as time passes;

·	NG cannot result in a toxic spill and thus has major advantages related to transportation; and

·	NG production costs are lower than alternative energy production.

The automotive industry could potentially take a giant step forward to reduce air-pollution and lower energy costs globally by using NG, and further, will provide the Company and companies like ours the opportunity to fulfill the potential growth in demand of NG.

Operating Strategy

The Company, through VE, plans to construct, or acquire and expand, combined gasoline and NG fueling stations and vehicle conversion factories and manage those stations through our in-house management team as part of our operating strategy as we begin our business. We plan to franchise some of our fueling stations along with vehicle conversion garages to qualified franchisees who we will train to manage those locations. We also plan to acquire existing gasoline stations that we plan to expand to include NG fueling bays and vehicle conversion garages.

Why Natural Gas?

NG, in the most widely used sense, refers to the hydrocarbon-rich combustible gas stored in the deeper layer of Earth’s stratum, as opposed to oilfield-associated gas, of the NG family coexisting with petroleum. NG has transformed from organic matters hundreds of millions years ago. NG’s main component is methane and depending on the difference in the geological forming conditions, contains different amounts of low-carbon alkane like ethane, propane, butane, pentane, hexane and carbon dioxide, nitrogen, hydrogen sulfide. NG has been an important energy source, widely used in domestic and industrial areas.

NG in a gaseous state under atmospheric pressure will turn into CNG and to a liquid state when being cooled to make LNG. Compared with gaseous-state NG, CNG/LNG is more energy-concentrated and also can significantly reduce space and costs needed in storage and transportation. As a clean and efficient energy, LNG has been increasingly favored by many countries as a primary energy source.

According to the EIA, Global dry natural gas production increased between 110% between 1980 and 2010, from 53 trillion cubic feet (Tcf) in 1980 to 112 Tcf in 2010.

Many countries have realized CNG/LNG’s importance in diversifying energy sources and improving energy consumption structure, and according to EIA, the number of CNG/LNG fueling stations built in Japan, the United States, Korea and Europe are expanding rapidly. Multinational petroleum companies also have begun setting up CNG/LNG stations as part of their expansion strategy.

According to the EIA, NG is the world’s fastest-growing fuel, with consumption increasing from 113 trillion cubic feet (Tcf) in 2010, to 185 Tcf in 2040. NG continues to be favored as an environmental alternative compared with other hydrocarbon fuels. It is the fuel of choice by industries in part because of its lower carbon intensity compared with coal and oil. Consequently, it also has become the favored fuel by nations who are implementing policies to reduce greenhouse gas emissions. In addition the relative low cost and favorable heat rates for NG generation makes NG as an alternative fuel even more attractive for the user.

The EIA also estimates that, within in the United States, there are technically recoverable resources of 7,299 trillion cubic feet of world shale gas resources. More than half of the identified shale oil resources outside the United States are concentrated in four countries: Russia, China, Argentina and Libya; while more than half of the non-U.S. shale gas resources are concentrated in five countries: China, Argentina, Algeria, Canada and Mexico. The United States is ranked second after Russia for shale oil resources and fourth after Algeria for shale gas resources when compared with the 41 countries assessed.

Growth in NG as a Transportation Fuel

According to the Natural Gas Vehicles for America, NG as a transportation fuel has seen significant growth, including the following notable items:

·	Currently, transit vehicles (buses, taxis, airport shuttles) are the largest users of NG;

·	The fastest growing NG vehicle (NGV) segment is waste collection and transfer vehicles;

·	NGV Global, the international NGV body, estimates there will be more than 50 million NG vehicles worldwide within the next ten years, or about 9% of the world transportation fleets.

Competitive Business Conditions and the Smaller Reporting Company’s Competitive Position in the Industry and Methods of Competition

The market for vehicular fuels is highly competitive. The biggest competition for CNG, LNG and other alternative fuels is gasoline and diesel fuel, the production, distribution and sale of which are dominated by large integrated oil companies. The vast majority of vehicles in the United States are powered by gasoline or diesel fuel. There is no assurance that we can compete effectively against other fuels, or that significant, more resourceful competitors will not enter the NG fuel market.

Within the United States, we believe the largest enterprises engaged in CNG sales are: (i) Trillium USA/Pinnacle CNG, a privately held provider of CNG fuel infrastructure and fueling services, which focuses primarily on transit fleets in California, Arizona and New York, and (ii) Hanover Compressor Company, a large publicly-traded international provider of NG compressors and related equipment, which focuses its CNG vehicle fuel business primarily on transit fleets in California, Maryland, Massachusetts and Washington D.C. These companies are significant competitors in the market for transit fleets.

Within the U.S. LNG market, one of the largest competitors is Earth Biofuels, Inc., a public company that distributes LNG in the western United States. Another major competitor, Clean Energy Fuels Corporation, one of the biggest natural gas owners and operators in the United States. They own, operate or supply over 300 CNG and LNG fueling stations. In addition, potential entrants to the market for natural gas vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and natural gas, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. Natural gas utility companies own and operate the local pipeline infrastructure that supplies natural gas to retail, commercial and industrial customers.

In addition, potential entrants to the market for NG vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and NG, and they refine crude oil into gasoline and diesel fuels. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets, integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. NG utility companies own and operate the local pipeline infrastructure that supplies NG to retail, commercial and industrial customers.

Our vehicle conversion division will face, significant competition, including from incumbent technologies, and in particular increased competition with respect to spark-ignited NG engine original equipment manufacturers in China and aftermarket kit providers in Europe. As the market for NG engine products continues to grow this competition may increase. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.

Each of our target markets in vehicle conversion is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Many existing manufacturers have or had NG engine programs and could develop new engines without our help or components, using more conventional technologies or technologies from competitive companies. Currently, Westport Innovations Inc. (“Westport”) is the leading manufacturer of low-emission engine and fuel system technologies utilizing gaseous fuels. Its technology and products enable light, medium, heavy-duty and high horsepower petroleum-based fuel engines to use primarily NG and alternative fuels. Westport’s technology and products enable light (less than 5.9 litre), medium (5.9 to 8.9 litre), heavy-duty (11 to 16 litre) and high-horsepower (greater than 16 litre) petroleum-based fuel engines to use primarily NG, giving users a cleaner and generally less expensive alternative fuel based on a more abundant natural resource. Through their partnerships and direct sales efforts, they sell a large number of NG and propane engines and fuel systems to customers in various nations. Westport also has strategic relationships with the world’s top four engine producers or has strategic relationships with the world’s top truck producers, as well as the world’s top automotive manufacturers. Westport may get into converting the used vehicles to run on NG using their superior technology and capital and may make the small start-up companies such as us competing to convert used vehicles to run on NG no longer profitable to operate.

It is possible that any of these current competitors, in any of our divisions of operation, and other competitors who may enter the market in the future, may create product and service offerings that will make it impossible for us to capture any market segment. Many of these companies have far greater financial and other resources and name recognition than us. Entry or expansion by these companies into the market segment we target for NG vehicle fuels and vehicle conversion may reduce our profit margins, limit our customer base and restrict our expansion opportunities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2015 NGFC Equities, Inc. appointed Charlotte Brown as Vice President of Strategy and Operations and Kazuko Kusunoki as Vice President of Administration.

Charlotte Brown began her career at Lazard Ltd, a financial advisory and asset management firm in London, England, working first as an Intern in the summer of 2006 and then as a Corporate Finance Analyst from May 2007 to October 2008. At Lazard Ltd, Charlotte worked on deals in their restructuring, mergers and acquisitions teams with exposure to the finance-raising and acquisition process in a wide range of industries including oil and gas, automotive and manufacturing, to name a few.  From November 2008 to May 2009, she took time off from work to travel across Europe.

From June 2009 to January 2011 she worked at Centrica PLC, a vertically integrated energy company with upstream, trading and retail operations in the United Kingdom, Republic of Ireland and North America.  Centrica PLC is a public company with a total market capitalization of over 13 billion-British-pounds (as of May 8, 2015), listed on the London Stock Exchange and is also a constituent of the FTSE 100 Index. At Centrica PLC, Charlotte worked as Group Strategy Manager in their Head Office in Berkshire, England, in a team responsible for supporting the CEO and the Board in developing Centrica’s corporate strategy. Her work involved developing a single compelling group strategy and communicating the strategy through the highest levels of the organization and to the public.

From February 2011 to August 2013, Charlotte worked as Strategy Manager for British Gas, a downstream energy and services business that is a subsidiary of Centrica PLC. In this role, Charlotte was based in Middlesex, England, where she was part of a team responsible for the strategic development, execution and operational planning process across the company’s portfolio of businesses that had sales exceeding 12 billion-British-pounds for the year 2014.  From September 2013 to present, Charlotte travelled the world extensively visiting all seven continents. Also during that time she incorporated a UK company named Adelie Consulting Ltd in March 2014 and a US company named Adelie Ventures LLC in October 2014 to use as the base for any future consulting work to her network of global connections.

Charlotte has a First Class Honors Bachelor of Science degree in Business Studies from Cass Business School, London, England. In 2007, she completed a course in Corporate Finance Regulation and Corporate Finance Technical Foundations from the Securities & Investment Institute in London, England.

Charlotte’s responsibilities at NGFC Equities will involve seeking out and negotiating with global business that we wish to merge with and acquire, helping with presentations to various investor groups and helping the Executives and Board of Directors to develop and execute strategies that will expand our company. Charlotte will be working with us on an as needed basis controlling her own schedule and will be given 100,000 class A common stock of NGFC Equities Inc as a sign up bonus.

Kazuko Kusunoki began her career as a freelance writer for magazines in Japan.  From October 1991 to May 1994 she worked for Subaru International Co. Ltd in Tokyo, Japan as a Translator, Editor and Coordinator. From June 1994 to February 1996 she worked as a freelance translator working on software manuals, automobile magazines and other technical documents. From March 1996 to October 2000 Kazuko worked for Fujitsu Learning Media Limited in Tokyo, Japan as Software Localization Project Manager and Coordinator. She moved to the USA in 2001 and from 2001 to the present time she has been working as a freelance translator for various major translation companies, especially translating content on websites, for clients such as Eurail, Akamai, Citigroup and Master Card etc.

Kazuko has a BA in Commerce from Waseda University, Tokyo, Japan in March 1989 and got a certificate in Local Area Network support from UCLA Extension in California in June 2002. Kazuko’s responsibilities will include keeping a schedule of all the mandatory filings we have to with the SEC and tax authorities to assure they are done on time. Also she will be instrumental in doing our SEC filing using in-house software to edgarize and XBRL the process. She will also help us expand our operations in Japan by meeting with Japanese businesses that we have already begun negotiation to acquire. Kazuko Kusunoki is the wife of I Andrew Weeraratne the CEO and CFO of NGFC Equities, Inc.

Exhibits

Description

10.3

Articles of Incorporation Vanguard Energy Inc.

10.4

Agreement between NGFC and Mr. Laub.

10.5

Management Agreement between Vanguard Energy Inc. and Mr. Laub.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	NGFC Equities, Inc.

	By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer